EXHIBIT 24.1

ERNST & YOUNG            Ernst & Young LLP            Phone: 604 891-8200
                         Chartered Accountants        fax:   604 643-5422
                         Pacific Centre
                         P.O. Box 10101
                         700 West Georgia Street
                         Vancouver, Canada V7Y 1C7



September 9, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
U.S.A.

Gentlemen:

We have read Item 4 of Form 8-K dated August 26, 1999 of Starnet Communications International Inc. and are in agreement with the statements contained in paragraphs (i), (ii), (iii), (iv)(A), (iv)(B),
(iv)(C) and (iv)(D) contained on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



/s/ ERNST & YOUNG LLP

Ernst & Young LLP

cc:  Mr. John Carley
     Chief Financial Officer
     Starnet Communications International Inc.
     425 Carrall Street, Mezzanine Level
     Vancouver, British Columbia
     Canada V6B 6E3